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                                                               Exhibit 10.15


                         FORM OF COMPANY AFFILIATE LETTER

Rehabilicare Inc.
1811 Old Highway 8
New Brighton, MN  55343

Ladies and Gentlemen:

         I have been advised that, as of the date of this letter, I may be deemed to be an "affiliate" of Staodyn, Inc., a Delaware corporation (the "Company"), as the term "affiliate" is (i) defined for purposes of paragraphs
(c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger dated as of December 1, 1997 (the "Merger Agreement") among Rehabilicare Inc., a Minnesota corporation ("Parent"), Hippocrates Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Sub"), and the Company, the Company will be merged with and into Sub ("Merger").

         As a result of the Merger, I may receive shares of common stock, par value $0.10 per share, of Parent (the "Parent Securities"). I would receive such shares in exchange for any shares owned by me of Company Common Stock (the "Company Securities").

         I represent, warrant, and covenant to Parent that, in the event I receive any Parent Securities as a result of the Merger:

              A. I shall not make any sale, transfer, or other disposition of the Parent Securities in violation of the Act or the Rules and Regulations.

              B. I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of Parent Securities to the extent I felt necessary, with my counsel or counsel for the Company.

              C. I have been advised that the issuance of Parent Securities to me pursuant to the Merger has been or will be prior to their issuance registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger Agreement was or will be submitted for a vote of the stockholders of the Company, I may be deemed to be an affiliate of the Company and the distribution by me of the Parent Securities has not been and will not be registered under the Act, I may not sell, transfer, or otherwise dispose of Parent Securities issued to me in the Merger unless
    (i) such sale, transfer, or other disposition has been registered under the Act, (ii) such sale, transfer, or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer, or other disposition is otherwise exempt from registration under the Act.

              D. I understand that Parent is under no obligation to register the sale, transfer, or other disposition of the Parent Securities by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

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              E. I also understand that stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Securities and that there will be placed on the certificates for the Parent Securities issued to me, or any substitutions therefor, a legend stating in substance:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED
          IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED
          BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF A LETTER AGREEMENT DATED _______ BETWEEN THE HOLDER AND REHABILICARE INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF REHABILICARE INC."

              F. I also understand that unless the transfer by me of my Parent Securities has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to put the following legend on the certificates issued to my transferee:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

          G. I have no plan or intention to sell, exchange or otherwise dispose of a number of shares of Parent Securities I receive pursuant to the Merger that would reduce my ownership of Parent Securities to a number of shares having a value, as of the date of the Merger, of less than 50% of the value of all of the formerly outstanding shares of Company Common Stock which I held as of the same date. For purposes of this representation, shares of Company Common Stock exchanged for cash or other property, surrendered pursuant to the exercise of appraisal (i.e., dissenters') rights or exchanged for cash in lieu of fractional shares of Parent Common Stock will be treated as outstanding Company Common Stock on the date of the Merger. Moreover, shares of Company Common Stock and shares of Parent Common Stock otherwise sold, redeemed or disposed of prior or subsequent to the Merger will be considered in making this representation.

         It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Parent a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Parent, to the effect that such legend is not required for purposes of the Act.

         I further represent to and covenant with Parent that I will not, during the 30 days prior to the Effective Time (as defined in the Merger Agreement), sell, transfer, or

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otherwise dispose of any shares of the Company Securities or shares of the capital stock of Parent that I may hold and, furthermore, that I will not sell, transfer, or otherwise dispose of any shares of Parent Securities received by me in the Merger or any other shares of the capital stock of Parent until after such time as results covering at least 30 days of combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-KSB, 10-QSB, or 8-K, or any other public filing or announcement which includes the combined results of operations.

         It is understood that this Letter Agreement shall terminate and be of no further force or effect if the Merger Agreement is terminated pursuant to the terms thereof.

         Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                   Very truly yours,



                                   Name:


Accepted this ___ day of ________, 199_ by

Rehabilicare Inc.


By:
    -----------------------------------------
    Name:
    Title: